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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF HANDSPRING, INC.

                                            Jurisdiction of               Percentage Owned
                                            Incorporation or             by Handspring, Inc.
              Name                            Organization            (directly or indirectly)
              ----                          ----------------          ------------------------
Handspring FSC, Inc.                    Barbados                                100%
Handspring International Ltd.           British Virgin Islands                  100%
Handspring Canada, Inc.                 Canada                                  100%
Handspring Denmark ApS                  Denmark                                 100%
Handspring France Sarl                  France                                  100%
Handspring GmbH                         Germany                                 100%
Handspring Italy SRL                    Italy                                   100%
Handspring KK                           Japan                                   100%
Handspring B.V.                         Netherlands                             100%
Handspring Singapore Pte. Ltd.          Singapore                               100%
Handspring International Sarl           Switzerland                             100%
Handspring UK Ltd.                      United Kingdom                          100%